Exhibit 3.17

State of Delaware Secretary of State Division of Corporations Delivered 03:32 PM 08/07/2012 FILED 03:23 PM 08/07/2012 .V 120913522 — 5195160 FILE

CERTIFICATE OF INCORPORATION

OF

BTN HOLDCO, INC.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

FIRST:  The name of the corporation (hereinafter called the “Corporation”) is BTN Holdco, Inc.

SECOND:  The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is do The Corporation Trust Company 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

THIRD:  The nature of the business or purposes to be conducted by and promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:  The total number of shares of stock which the Corporation shall have authority to issue is five thousand (5,000) shares of Common Stock with a par value of one cent (5.01) per share.

FIFTH:  No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that the foregoing clause shall not apply to any liability of a Director (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the Director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a Director for any act or omission occurring prior to the time this Article became effective.

SIXTH:  The name and mailing address of the Incorporator is as follows:

NAME:	MAILING ADDRESS:

Martin A. Clarke, Esq.	c/o Dickstein Shapiro LLP
One Stamford Plaza
263 Tresscr Blvd., Suite 1400
Stamford, CT 06901

SEVENTH: The Corporation is to have a perpetual existence.

EIGHTH: Elections of Directors need not be by written ballot unless the Bylaws of the Corporation so provide.

NINTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is authorized and empowered to adopt, alter, amend and repeal the Bylaws of the Corporation in any manner not inconsistent with the laws of Delaware.

TENTH: The Corporation shall indemnify its officers, directors, employees and agents to the greatest extent permitted by the General Corporation Law of the State of Delaware.

ELEVENTH: Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 7th day of August, 2012.

/s/ Martin A. Clarke, Esq.
Martin A. Clarke, Esq.
Incorporator